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                                                                    EXHIBIT 99.2

[ISCO LOGO]

                                           NEWS
                                              RELEASE

                                              CONTACT: Maureen Murnane
                                              PHONE: 847-391-9492
                                              INTERNET: ir@ilsc.com


    ILLINOIS SUPERCONDUCTOR ANNOUNCES CONVERSION OF SENIOR CONVERTIBLE NOTES

Mt. Prospect, IL (January 4, 2001) - ILLINOIS SUPERCONDUCTOR CORPORATION (OTC Bulletin Board: ISCO), a leading supplier of interference-management solutions for the wireless telecommunications industry, announced that all of its Senior Convertible Notes have been converted into common stock in accordance with their terms. The conversion eliminates all of the company's outstanding debt. After conversion of the notes the total number of common shares outstanding is 107,719,307 as of December 31, 2000.

Charles F. Willes, Chief Financial Officer of ISCO, said: "This conversion represents another important step toward strengthening ISCO's balance sheet. Our capital structure is now free of debt and preferred stock. The conversion was made in accordance with the terms agreed upon in 1999 and previously disclosed on many occasions since then."

Illinois Superconductor Corporation is a leader supplier of interference management solutions for the wireless telecommunications industry and the industry leader in the commercialization of high temperature superconducting technology for the wireless telecommunication applications. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

ISCO offers the broadest range of interference management solutions in the industry. It offers the only patented product in the world that suppresses in-band interference within 20 milliseconds. The company offers the widest range of configurations for HTS out-of-band interference solutions that support cellular, PCS and 3G systems. Its products include the smallest HTS filter systems on the market today, as well as the only failure-proof all-temperature HTS filter architecture, our patented ATP(TM) system. ISCO has sold more than 300 systems worldwide and has on-going field trials with domestic and international service providers. ISCO is also developing ultra-high-performance superconducting front-end products, including both transmitter and receiver products for emerging


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third generation (3G) wireless systems. 3G systems are expected to replace current wireless systems over the next several years.

Because the Company wants to provide investors with more meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to obtain additional financing in the near future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; all of which may adversely affect the Company's ability to finance its future operations; and acceptance of, the Company's products; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events